Exhibit 2.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ROYAL BANCSHARES, INC.

The undersigned natural person of the age of eighteen years or more for the purpose of forming a Corporation under The General and Business Corporation Law of Missouri hereby adopts the following Articles of Incorporation:

ARTICLE 1

Name

The name of the Corporation is Royal Bancshares, Inc.

ARTICLE 2

Registered Office and Registered Agent

The address, including street and number, if any, of the Corporation’s initial registered office in this State was 6635 Delmar Boulevard, St. Louis, Missouri 63130, and the name of its initial registered agent at such address was Thomas R. Green.

ARTICLE 3

Capital Stock

The aggregate number of shares which the Corporation shall have authority to issue shall be 285,000 shares, divided into three classes consisting of the following:

150,000 shares of Class A Common stock which shares shall be each of $1.00 par value (the “Class A Common Shares”)

35,000 shares of Class AA Common stock which shares shall be each of $1.00 par value (the “Class AA Common Shares”)

100,000 shares of Preferred Stock which shares shall be each of $1.00 par value (the “Undesignated Preferred Shares”)

The voting rights of the several classes of stock of the Corporation described above shall be as follows:

(a)	The Class A Common Shares and the Class AA Common Shares shall vote together as a single class, except as stated specifically below. They shall be the only voting shares of the Corporation absent the issuance of any series of Undesignated Preferred Shares that have voting rights.

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(b)	The Class A Common Shares shall be entitled, voting as a single class, to elect 60 percent of the Directors of the Corporation. If 60 percent is not an integer number of Directors, the number of Directors that the Class A Common Shares shall be entitled to elect shall be the next higher integer number of Directors with respect to the election of all of the Directors. The Directors to be so elected are the “Class A Directors.”

(c)	The Class AA Common Shares shall be entitled, voting as a single class, to elect 40 percent of the Directors of the Corporation. If 40 percent is not an integer number of Directors, the number of Directors that the Class AA Common Shares shall be entitled to elect shall be the next lower integer number of Directors. The Directors to be so elected are the “Class AA Directors.”

(d)	Any series of Undesignated Preferred Shares authorized and designated by the Board of Directors shall have only such voting rights as are specifically provided for in the Certificate of Designation respecting such series.

(e)	All actions of the Class A Common and Class AA Common Shares of the Corporation (when voting as a single class) shall require the vote of two-thirds (2/3) of the Class A Common Shares plus the Class AA Common Shares for approval.

(f)	The 60 percent and 40 percent voting rights described in sub-paragraphs (a) and (b) above relating to the election of Directors shall expire two years following the filing of these Amended and Restated Articles of Corporation by the Secretary of State of Missouri. Thereafter, the Class A Common Shares and Class AA Common Shares shall vote as a single class for the election of all of the Directors of the Corporation and on all other matters presented to the shareholders for vote, except, and then only to the extent, that there are any issued and outstanding shares of any series of Undesignated Preferred Shares that have voting rights; and the separate designations of Class A Directors and Class B Directors will no longer be applicable.

(g)	The two-thirds (2/3) requirement for the approval of actions by the Class A Common Shares and Class AA Common Shares (when voting as a single class) described in subparagraph (e) above shall expire two years following the filing of these Amended and Restated Articles of Incorporation by the Secretary of State of Missouri. Thereafter, approval of all actions by the Class A Common Shares and Class AA Common Shares (voting as a single class) shall require a majority vote, except in those circumstances where a larger vote is required by other provisions of these Articles of Incorporation or by law.

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The Board of Directors is hereby expressly authorized to provide for and designate, by resolution or resolutions, out of the unissued Undesignated Preferred Shares, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereon, of the shares of such series. The powers, preferences, and relative participating optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereon, if any, may differ from those of any other series at any time outstanding. If no shares of a series have been issued, the Board of Directors, by resolution, may amend the designation respecting such series. Whenever the Board of Directors acts to designate a series, a Certificate of Designation shall be filed in the manner prescribed by Missouri law. Unless otherwise provided in any resolution or resolutions designating a series of Preferred Stock, the number of shares may be increased (but not above the total number of authorized Undesignated Preferred Shares, considering all then outstanding shares of all designated series) or decreased (but not below the number of shares then outstanding) by filing a Certificate of Designation in the manner prescribed by Missouri law.

ARTICLE 4

No Preemptive Rights

No holder of any stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for, or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

ARTICLE 5

Incorporator

The name of the incorporator and his place of residence at the time of incorporation are as follows:

Thomas R. Green

#9 Vouga Estates

St. Louis, Missouri 63131

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ARTICLE 6

Directors

The property and business of the Corporation shall be controlled and managed by the Board of Directors, except as otherwise provided by the General and Business Corporation Law of Missouri.

The number of Directors to constitute the Board of Directors is 10. Thereafter, the number of Directors shall be fixed by or in the manner provided for in the Bylaws of the Corporation. All Directors shall serve until their successors are elected at the next annual meeting of the shareholders and qualified.

In all elections of Directors, shareholders shall have the right to cumulate votes. While there are two classes of Directors to be elected: (i) each Class A Common shareholder shall be entitled to as many votes as equals the number of Class A Directors to be elected multiplied by the number of Class A Common Shares held by the shareholder; and (ii) each Class AA Common shareholder shall be entitled to as many votes as equals the number of Class B Directors to be elected multiplied by the number of Class AA Common Shares held by the shareholder. When there are no longer separate classes of Directors to be elected (and the Class A Common Shares and the Class B Common Shares are voting as in single class for the election of Directors), each Class A Common shareholder and each Class AA Common shareholder shall be entitled to as many votes as equals total number of Directors to be elected multiplied by the number of Class A Common Shares or Class B Common Shares held by the shareholder.

ARTICLE 7

Corporate Existence

The duration of the Corporation is perpetual.

ARTICLE 8

Corporate Purposes

The nature of the business or purpose to be conducted, transacted, promoted, or carried on by the Corporation is:

(a) To engage in any lawful act, activity, or business for which corporations may be authorized under the General and Business Corporation Law of Missouri, as amended from time to time, including without limitation, engaging in the business of being a bank holding company, including investing the capital stock of banks organized and existing under the laws of the State of Missouri or the United States, as well as investing in the capital stock of other bank holding companies and other financial services businesses.

(b) In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion, or attainment of the business purposes of the Corporation.

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ARTICLE 9

Bylaws of the Corporation

The power to make, alter, amend, or repeal the Bylaws of the Corporation shall be vested in the Board of Directors. The exercise of such power shall require the affirmative vote of two-thirds (2/3) of the Directors comprising the full Board of Directors, until two years following the filing of these Amended and Restated Articles of Incorporation; and thereafter the vote of the majority of the Directors will be required to make, alter, amend, or repeal the Bylaws of the Corporation.

ARTICLE 10

No Shareholder Liability

The shareholders of the Corporation shall not be personally liable for the payment or performance of the debts or other obligations of the Corporation.

ARTICLE 11

Amendment of Articles of Incorporation

The power to amend and alter the Articles of Incorporation of the Corporation shall be vested only in the holders of the Class A Common Shares and the Class AA Common Shares (voting as a single class), except to the extent that in certain circumstances the holders of any other class of stock may be entitled by law to vote. This power may be exercised (after such notice as may be required or waiver thereof) at any annual or special meeting of the holders of the aforementioned shares by a vote of two-thirds (2/3) of such shares as are issued and outstanding and entitled to vote at such meeting until two years following the filing of these Amended and Restated Articles of Incorporation by the Secretary of State of Missouri; and thereafter, the vote required to amend or alter the Articles of Incorporation shall be a majority of the Class A Common Shares and the Class AA Common Shares (voting as a single class), except in circumstances where a higher vote is required by these Articles of Incorporation.

Any person, upon becoming the owner or holder of any shares of stock or other securities issued by the Corporation, does thereby consent and agree that (i) all rights, powers, privileges, obligations or restrictions pertaining to such person or such shares or securities in any way may be altered, amended, restricted, enlarged, or repealed by legislative enactments of the State of Missouri or of the United States hereinafter adopted which have reference to or affect corporations, such shares, securities, or persons, and (ii) the Corporation reserves the right to transact any business of the Corporation, to alter or amend these Articles of Incorporation, or to do any other acts or things as authorized, permitted or allowed by such legislative enactments.

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ARTICLE 12

Indemnification

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

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(d) Any indemnification under Sections (a) and (b) of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. The determination shall be made by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders of the Corporation.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

(f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(g) The Corporation may give any further indemnity, in addition to the indemnity authorized or contemplated under this Article, including Section (f), to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in these Articles of Incorporation or any duly adopted amendment thereof, or (ii) is authorized, directed, or provided for in any bylaw or agreement of the Corporation which has been adopted by a vote of the shareholders of the Corporation, and provided further than no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this Section (g) shall be deemed to limit the power of the Corporation under Section (f) of this Article to enact bylaws or to enter into agreements without shareholder adoption of the same.

(h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

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(i) For the purpose of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

(j) For purposes of this Article, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

(k) Notwithstanding any other provision under this Article, in no event shall the Corporation make any indemnification that is impermissible under federal law or regulation, including, without limitation, 12 U.S.C. §1828 and 12 C.F.R. Part 359, as the same may be amended and/or restated from time to time.

ARTICLE 13

Breach of Fiduciary Duty

No Director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, provided that such provision shall not eliminate or limit the liability of a Director (a) for any breach of the Director’s duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 351.345 of the General Business and Corporation Law of Missouri, or (d) for any transaction from which the Director derived an improper personal benefit. This Article may not be altered or amended except upon the vote of two-thirds (2/3) of the shares (voting as a single class) entitled to vote for the election of Directors of the Corporation.

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